UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
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                     INFORMATION REQUIRED IN PROXY STATEMENT
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           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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    Rule 14a-6(e)(2))
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                            CALIFORNIA AMPLIFIER, INC.
                  --------------------------------------------

                (Name of Registrant as Specified in Its Charter)

                                       N/A
                  --------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


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


Following is a press release issued by California Amplifier, Inc. on July 14, 2004:


[California Amplifier Logo]


              CALIFORNIA AMPLIFIER ANNOUNCES REDUCTION IN
           PROPOSED STOCK INCENTIVE PLAN TO 3,000,000 SHARES


Oxnard, California, July 14, 2004 - California Amplifier, Inc. (Nasdaq:
CAMP) announced today that its board of directors has amended its 2004 Stock Incentive Plan to reduce the number of shares of Common Stock subject to the Plan from 3,200,000 shares to 3,000,000 shares. Although the Company believed that the number of shares originally subject to the Plan was in compliance with Institutional Shareholder Services guidelines for favorable recommendations on such plans, it was informed late last week by ISS that the proposed number of shares exceeded the guidelines. Consequently, the Company decided to seek stockholder approval of the smaller Plan. The 2004 Stock Incentive Plan will be presented for stockholder approval at the Company's Annual Meeting of Stockholders to be held on Friday, July 30, 2004. The Company expects that ISS will recommend voting in favor of the Plan. The weighted average remaining life for the 3,082,033 options that the Company currently has outstanding under its existing stock option plans is 7.05 years, and the weighted average exercise price of these outstanding options is $10.93.

The Company has filed with the U.S. Securities and Exchange Commission (the "SEC") a definitive proxy statement containing information about the proposals to be considered at the Annual Meeting which stockholders are urged to read because it contains important information. Stockholders may obtain, free of charge, a copy of the definitive proxy statement and other documents filed by the Company with the SEC at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by the Company will be available free of charge from the Company.

The Company and its board of directors may be soliciting proxies from stockholders of the Company in favor of the proposals to be considered at the Annual Meeting. Information concerning the participants in the proxy solicitation is set forth in the definitive proxy statement as filed with the SEC.

About CalAmp

CalAmp is a leading provider of wired and wireless communication solutions with comprehensive capabilities ranging from product design and consulting services through high volume manufacturing and support. CalAmp is a trusted partner delivering cost-effective, high quality solutions to a broad array of customers and markets including direct broadcast satellite
(DBS), digital multimedia content delivery, health care, retailing, public safety, and both residential and enterprise connectivity. The Company is headquartered in Ventura County, California and has approximately 800 employees. Founded in 1981, CalAmp has been publicly traded since 1983.

Forward Looking Statements

Statements in this press release that are not historical in nature are forward-looking statements, which involve known and unknown risks and uncertainties. Words such as "may," "will," or "expects" are intended to identify forward-looking statements. Actual results could differ materially from those implied by such forward-looking statements due to a variety of factors. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


For more information, contact:
       Rick Vitelle
       California Amplifier, Inc.
       Chief Financial Officer
       (805) 987-9000, ext. 8344

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